Exhibit 10.2

AMENDMENT NO. 2 TO SUBORDINATED LOAN AGREEMENT (this “Amendment”) dated as of December 16, 2011 between PILGRIM'S PRIDE CORPORATION, a Delaware corporation (the “Borrower”), and JBS USA HOLDINGS, INC., a Delaware corporation (the “Lender”).
PRELIMINARY STATEMENTS
A.    The Borrower and the Lender are party to that certain Subordinated Loan Agreement, dated as of June 23, 2011 (as amended pursuant to that certain Amendment No. 1 to Subordinated Loan Agreement, dated as of October 26, 2011, the “Subordinated Loan Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Subordinated Loan Agreement.
B.    The Borrower and the Lender have agreed to amend the Subordinated Loan Agreement on the terms and conditions set forth in this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT

1.	Amendment.
(a)    Amendments to Section 1.1. (i) The following defined terms in Section 1.1 of the Subordinated Loan Agreement shall be amended and restated in their entirety as follows:
““Commitment” means the commitment of the Lender to make Term Loans hereunder. The maximum amount of the Commitment is the original principal balance of $50,000,000 (without giving effect to any reimbursement obligation incurred in connection with any L/C Disbursement) plus the Additional Commitment (without giving effect to any reimbursement obligation incurred in connection with any L/C Disbursement).”
““Triggering Event” means if, at any time beginning on the Plan Sponsor Supplemental Funding Time, and ending on September 23, 2012, the Borrower's Availability is less than $200,000,000.”
(ii)    The following new defined terms shall be added in the appropriate alphabetical order to Section 1.1 of the Subordinated Loan Agreement:
““Additional Commitment” means (a) $0.00 if the Borrower consummates the Rights Offering on or before the Plan Sponsor Supplemental Funding Time and (b) $50,000,000 in all other cases.”
““June 2011 Loan” has the meaning set forth in Section 2.1.”
““Rights Offering” means the rights offering to be conducted by the Borrower on terms previously approved by the Audit Committee of the Borrower's Board of Directors, whereby each holder of common stock of the Borrower would receive a specified share purchase right for each share of common stock of the Borrower, subject to adjustments to eliminate fractional rights, with each whole right entitling the holder to purchase one share of common stock of the Borrower at a price of $4.50 per share, that results in Borrower receiving an aggregate gross amount equal to or greater than $200,000,000, including Lender's written commitment in advance of the offering (and fulfillment of such commitment) to exercise in full its basic subscription and oversubscription rights.”
““Supplemental June 2011 Loan” has the meaning set forth in Section 2.1.”
(b)    Amendments to Section 2.1. Section 2.1 of the Subordinated Loan Agreement is amended and restated

in its entirety as follows:
“Section 2.1    Commitment. Subject to the terms and conditions set forth herein, the Lender and the Borrower agree that, on the Effective Date, the Lender had made a Term Loan to the Borrower in an aggregate original principal amount of $50,000,000 (“June 2011 Loan”). Following the Effective Date, upon the occurrence of a Triggering Event, the Lender agrees, subject to any applicable restrictions set forth in the Exit Facility, to promptly make an additional one-time Term Loan (“Supplemental June 2011 Loan”) to the Borrower in an original principal amount equal to the amount of the Additional Commitment. The Borrower shall promptly notify the Lender of the occurrence of the Triggering Event and the Lender agrees to make the Supplemental June 2011 Loan within seven Business Days after the occurrence of the Triggering Event (regardless of whether or when the Borrower notifies the Lender of the occurrence of the Triggering Event). In no event shall the aggregate principal amount of outstanding Term Loans made pursuant to this Section 2.1 (without giving effect to any reimbursement obligation incurred in connection with any L/C Disbursement) exceed the Commitment. Within the foregoing limits and subject to the terms and conditions set forth in Section 2.5 hereof, the Borrower may borrow and prepay the Term Loans. Amounts repaid in respect of the Term Loans may not be reborrowed.”
(c)    Amendments to Section 2.5. Section 2.5(a) of the Subordinated Loan Agreement is amended and restated in its entirety as follows:
“Section 2.5    Prepayment of Loans. (a) Notwithstanding anything contained herein to the contrary, the Borrower shall be permitted to make principal and interest payments on the Loans prior to the Maturity Date so long as such prepayment is not prohibited by the terms of the Intercreditor Agreement (including, without limitation, Section 2.2 and 2.3 thereof) and any other agreements governing the Senior Indebtedness; provided that in the case of any prepayment of principal or interest of the June 2011 Loan no such prepayment shall be made unless such prepayment is made with the proceeds received by the Borrower from the Rights Offering. Any such prepayment shall be subject to prior notice in accordance with paragraph (b) of this Section and in accordance with the terms of the Notes.
(d)    Amendments to Section 6.12. Section 6.12 of the Subordinated Loan Agreement is amended and restated in its entirety as follows:
“Section 6.12    Nature of Obligations. Each of the Loans and the obligations of the Borrower hereunder constitute Plan Sponsor Subordinated Indebtedness. The June 2011 Loan constitutes the June 2011 Plan Sponsor Subordinated Indebtedness. The Supplemental June 2011 Loan, if ever, made following the occurrence of the conditions set forth in the definition of Triggering Event and made prior to September 23, 2012 or prior to the consummation of the Rights Offering, shall constitute the Supplemental June 2011 Plan Sponsor Subordinated Indebtedness. The incurrence of the Term Loan and the issuance of the Mayflower L/C (but not the reimbursement obligation of the Borrower in respect of an L/C Disbursement) are subject to the requirements of Section 6.01(x) of the Exit Facility.”
(e)    Amendment to Exhibit A to Subordinated Loan Agreement. The form of Promissory Note attached as Exhibit A to the Subordinated Loan Agreement is amended and restated in its entirety to read such that it conforms in all respects to the form of Exhibit A attached hereto.
(f)    Amendment to Legend to Subordinated Loan Agreement. The Legend included on the cover page of the Subordinated Loan Agreement is amended and restated in its entirety to read as follows:
“THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), DATED AS OF DECEMBER 16 2011, AMONG PILGRIM'S PRIDE CORPORATION, TO-RICOS,

LTD. AND TO-RICOS DISTRIBUTION, LTD. (COLLECTIVELY THE “BORROWERS”), JBS USA HOLDINGS, INC., AS SUBORDINATED LENDER, COBANK, ACB, AS ADMINISTRATIVE AGENT (THE “SENIOR AGENT”), AND PILGRIM'S PRIDE CORPORATION OF WEST VIRGINIA, INC. TO THE INDEBTEDNESS (INCLUDING INTEREST) OWING BY THE LOAN PARTIES PURSUANT TO THAT CERTAIN CREDIT AGREEMENT, DATED AS OF DECEMBER 28, 2009, AS AMENDED, AMONG THE BORROWERS, THE SENIOR AGENT, THE LENDERS FROM TIME TO TIME PARTY THERETO AND CERTAIN OTHER LOAN PARTIES AND AGENTS THAT ARE PARTIES THERETO, AS SUCH CREDIT AGREEMENT AND THE INDEBTEDNESS OUTSTANDING THEREUNDER MAY BE AMENDED, SUPPLEMENTED, RESTATED, EXTENDED, REPLACED, RENEWED, REFINANCED OR OTHERWISE MODIFIED OR REFINANCED FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.”

2.	Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

(a)	The Borrower and the Lender shall have executed this Amendment;

(b)	The Borrower, the Administrative Agent, Rabobank and the Required Lenders shall have entered into that certain Amendment No. 4 to Credit Agreement, dated as of December 16, 2011; and

(c)	No Default or Event of Default shall have occurred and be continuing under the Subordinated Loan Agreement or shall result after giving effect to this Amendment.

3.
Certification. The Borrower hereby certifies, as of the date this Amendment becomes effective, both immediately before and after giving effect thereto, that on a Pro Forma Basis (as defined in the Exit Facility), (a) no Default or Event of Default (as such terms are defined in the Exit Facility) shall exist and (b) the Borrowers (as defined in the Exit Facility) shall be in compliance with the financial covenant set forth in Section 6.13(c) of the Exit Facility for the Test Period (as defined in the Exit Facility) for which financial statements have most recently been delivered pursuant to Section 5.01(a) or (b) of the Exit Facility. For purposes of compliance by the Borrower of the requirements of Section 6.01(x) of the Exit Facility, the Senior Agent (as defined in the Intercreditor Agreement) may rely on this certification to the same extent as if it was addressed directly to it.

4.
Ratification. By executing this Amendment, the Borrower hereby confirms and agrees that the Subordinated Loan Agreement and any Note to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date each reference therein to the Subordinated Loan Agreement shall refer to the Subordinated Loan Agreement after giving effect to this Amendment.

5.	Miscellaneous.

(a)
Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

(b)
Governing Law. This Amendment and all claims and disputes arising hereunder or related to this Amendment, the transactions contemplated hereby or the conduct of any person in connection therewith shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

(c)
Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(d)
Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(e)
Subordination to Senior Indenture. In addition to the subordination and other provisions contained in the Intercreditor Agreement, the Borrower and Lender agree that the Loans and all other obligations under the Subordinated Loan Agreement (including the Mayflower L/C and each L/C Disbursement thereunder) and the Notes are expressly subordinated in right of payment to the payment when due in cash of the Senior Debt (as provided in the Intercreditor Agreement). Nothing herein shall limit the terms of the Intercreditor Agreement.

Signature Page to Amendment No. 2 to Subordinated Loan Agreement
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
Borrower:

PILGRIM'S PRIDE CORPORATION

By:    /s/ William W. Lovette
Name: William W. Lovette
Title: President and Chief Executive Officer

Lender:

JBS USA HOLDINGS, INC.

By:    /s/ Dennis Roerty
Name: Dennis Roerty
Title: Treasurer